Exhibit 99.1

Trimble Inc. 935 Stewart Drive Sunnyvale, CA 94085 +1 408.481.8000 +1 408.481.8488 fax

NEWS RELEASE

Trimble to Acquire Viewpoint to Create the Industry’s

Most Complete Construction Management Solution

Acquisition of Construction Management Software Provider Will Expand

Addressable Market and Enhance Revenue Growth

SUNNYVALE, Calif., April 23, 2018—Trimble (NASDAQ: TRMB) announced today it has entered into a definitive agreement to acquire privately-held Viewpoint from Bain Capital in an all-cash transaction valued at $1.2 billion. Viewpoint is highly complementary to Trimble’s e-Builder business, and will extend Trimble’s ability to provide more complete and integrated project, jobsite and business workflows across the construction lifecycle.

Viewpoint is a leading provider of scalable construction management software, which integrates a contractor’s financial and resource management to their project operations and to their jobsite and field. The integration across the office, team and field enables contractors to employ Viewpoint to effectively manage and have visibility to data and workflows that span the construction lifecycle from pre-production planning, to product operations and supply chain management, and then to project hand over and asset operation and maintenance. The Company’s suite of purpose-built SaaS, client-server and mobile solutions improve project performance, provide increased visibility and deliver integrated workflow data to the entire team consisting of general contractors, project managers, architects, engineers and subcontractors. By blending office and field data workflows across a project, Viewpoint customers are able to achieve significantly improved collaboration, efficiency and decision making, while lowering costs.

Currently managing over $400 billion of construction project value, Viewpoint has approximately 8,000 customers worldwide, including many from the Engineering News-Record (ENR) 400 and 600 top tier construction firms. These firms include general contractors, heavy highway and civil contractors, specialty subcontractors and owners.

The acquisition will round out Trimble’s comprehensive construction technology portfolio and position Trimble to further its strategy to lead the industry’s transformation. With Viewpoint, Trimble will be able to offer customers a central workflow platform for delivering integrated, end-to-end construction management, while further enabling connectivity across the complete construction lifecycle. In addition, Viewpoint will complement Trimble’s recent acquisition of e-Builder, a leading SaaS-based construction program management solution for capital program owners and program management firms. Viewpoint will further extend these capabilities with focus on general, specialty and heavy civil contractors, and link project data into the owner-facing e-Builder suite for end-to-end project transparency.

“The Viewpoint acquisition, in combination with the recent e-Builder acquisition, confirms Trimble leadership in the accelerating digital transformation of the construction industry,” said Steven W. Berglund, president and CEO of Trimble. “The acquisitions are strategically significant and position us to play a unique and central market role in providing comprehensive enterprise and project solutions. They also provide significant financial opportunity and contribute strong growth trajectories. The current trajectories can be further enhanced by a large addressable market enabled by the combined capabilities of the three companies.”

“The construction industry is embarking on a major digital transformation, and together with Trimble we will further accelerate technology innovation and adoption to deliver even more value to our customers,” said Manolis Kotzabasakis, CEO of Viewpoint. “This partnership is a perfect fit, as Trimble and Viewpoint share a common vision helping construction companies integrate operations across the office, team and field, improving project profitability, enhancing productivity, and effectively collaborating across the construction ecosystem.”

“We are pleased to have had the opportunity to work with the Viewpoint team to grow the business and to extend their leadership position globally, and we are confident Trimble will be a good home for Viewpoint and its employees and customers,” said David Humphrey, a managing director at Bain Capital Private Equity. “Software demand continues to surge across all industry verticals, and Viewpoint has accelerated technology adoption in the construction industry through the development and launch of a suite of new cloud and mobile applications,” added Darren Abrahamson, a managing director at Bain Capital Private Equity.

Compelling Strategic and Financial Rationale

•	Complements Trimble’s existing construction technology offering and recent e-Builder acquisition.

•	Advances Trimble’s strategy to create a comprehensive, end-to-end suite of solutions to lead the construction industry’s transformation.

•	Delivers value to customers by adding integrated and scalable construction software covering office, team and field solutions across the entire project lifecycle for planning, supply chain, procurement, construction as well as maintenance and operations.

•	Expands Trimble’s addressable market and enhances revenue growth, with an attractive profitability profile.

Timing and Approvals

The transaction, which is expected to be completed in the third quarter of 2018, is subject to regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

Financial Overview

The all-cash purchase price of $1.2 billion is expected to be funded through a combination of cash on hand and new indebtedness. In connection with the acquisition, Trimble obtained $1.2 billion committed bridge financing, subject to customary conditions, from JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Bank of America, N.A. Trimble is committed to maintaining an investment grade rating and expects to rapidly reduce its leverage by limiting additional acquisitions and temporarily suspending share buybacks.

Trimble expects Viewpoint to contribute approximately $200 million of non-GAAP revenue in 2019 with operating cash flow of greater than $50 million and non-GAAP operating margin exceeding 20 percent. Including interest expense, the acquisition is expected to be accretive to Trimble’s operating cash flow in 2019. Trimble expects the acquisition to be slightly dilutive to non-GAAP net income per share in 2019 due to estimated interest expense, and accretive to non-GAAP net income in 2020. All non-GAAP figures discussed exclude the impact of fair value accounting of Viewpoint’s deferred revenue.

The Viewpoint business will be reported as part of Trimble’s Buildings and Infrastructure Segment.

Update on Financial Guidance

Trimble also announced today that it expects first quarter revenue to be above the high end of the range of guidance issued on its fourth quarter 2017 earnings conference call. The company will discuss full financial results on its first quarter earnings conference call on May 7, 2018.

Investor Conference Call Scheduled for Today

Trimble will host a conference call and online webcast today, April 23 at 2:30 pm PT to discuss the transaction. The call will be broadcast live on the web at http://investor.trimble.com. Investors without Internet access may dial into the call at 800-528-9198 (U.S.) or 702-928-6633 (international). The passcode is 1480097.

A slide presentation will be available 15 minutes before the call on the Trimble Investor website.

Advisors

Goldman Sachs & Co. LLC. is serving as financial advisor to Trimble and Baker McKenzie is serving as transaction counsel to Trimble, with Skadden and Wilson Sonsini advising on debt-related matters. William Blair and Credit Suisse are serving as M&A advisors, and Kirkland & Ellis is serving as legal counsel to Viewpoint.

About Viewpoint

Viewpoint is a leading global provider of integrated software solutions for the construction industry. Viewpoint software enables customers to integrate operations across the office, team and field to improve project profitability, enhance productivity, manage risk and effectively collaborate across a broad ecosystem that includes owners, general contractors, subcontractors, project managers, architects, engineers and more. Viewpoint is driving innovations that are transforming the construction industry by fully integrating operations across financial and HR systems, project management tools and mobile field solutions. Viewpoint’s nearly 8,000 clients include 46 percent of the ENR 400, and 34 percent of the ENR 600. With over 700 employees, Viewpoint is headquartered in Portland, Oregon with major offices in Newcastle, England and Sydney, Australia. For more information, visit: http://www.viewpoint.com.

About Trimble

Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming a broad range of industries such as agriculture, construction, geospatial and transportation and logistics. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the planned Viewpoint acquisition and the timing and financing thereof, the impact of the Viewpoint acquisition on Trimble’s financial results and construction management solutions, the benefits to Viewpoint’s current and future customers from Trimble’s portfolio and expertise, the benefits to contractors of the combined Trimble and Viewpoint solution portfolio, the effects on Trimble’s growth and plans to bring Viewpoint solutions to civil and building contractors and the international market. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisition, (ii) Trimble’s inability to successfully integrate Viewpoint’s solutions with Trimble’s construction solutions to deliver enhanced product offerings, (iii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, (iv) loss of key employees or customers following the acquisition, (v) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of Viewpoint with Trimble, (vi) inability to accurately forecast the performance of Viewpoint resulting in unforeseen adverse effects on Trimble’s operating results, (vii) failure to satisfy the conditions to the completion of the acquisition on the anticipated schedule, or at all, (viii) failure to obtain long-term financing for the acquisition on favorable terms, or at all, and (ix) synergies between Viewpoint and Trimble as well as purchase price accounting, including the impact of ASC 606 and the reduction of deferred revenue, being estimated and may be materially different from actual results. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including Trimble’s quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect Trimble’s position as of the date of this news release. Trimble expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in Trimble’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

To help investors understand Trimble’s past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble’s historical and prospective financial performance, as well as its performance relative to competitors. The company’s management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with the GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the company’s investors track “core operating performance” as a means of evaluating performance in the ordinary, ongoing, and customary course of the company’s operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at Trimble’s core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The method the company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Trimble’s non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble’s consolidated financial statements prepared in accordance with GAAP. Additional financial information about Trimble’s use of non-GAAP results can be found on the Investor Relations page of the Trimble website at: http://investor.trimble.com.

When Trimble provides its expectations for the impact its Viewpoint acquisition will have on Trimble’s non-GAAP revenue and non-GAAP operating margins, as well as its non-GAAP net income per share, on a forward-looking basis, a reconciliation of the differences between these non-GAAP expectations and the corresponding GAAP measures (GAAP revenue and GAAP operating margins) is not available without unreasonable effort because Trimble has not estimated the fair value of the assets and liabilities expected to be acquired in the transaction. Nor has the company determined the fair value of acquired intangible assets and related annual amortization expense that would be required in order to provide the corresponding GAAP measure. The variability of the items that have not yet been determined may have a significant, and potentially unpredictable, impact on Trimble’s future GAAP results. Trimble expects that the reduction of deferred revenue as a result of the acquisition will be material and believes such a reconciliation would imply a degree of precision that would be confusing or misleading to investors.

FTRMB

Contacts:

Michael Leyba

Investor Relations

+1 303-635-8551

michael_leyba@trimble.com

Lea Ann McNabb

Media

+1 408-481-7808

leaann_mcnabb@trimble.com